Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                          For the Month of March 2000
                      Distribution Date of April 17, 2000
                            Servicer Certificate #23

Original Pool Amount                                   $500,864,370.04



Beginning Pool Balance                                 $219,775,739.55
Beginning Pool Factor                                       0.43879292

Principal and Interest Collections:
     Principal Collected                                 $9,496,700.08
     Interest Collected                                  $1,716,018.60

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $415,695.09
Total Additional Deposits                                  $415,695.09

Repos / Chargeoffs                                         $618,471.73
Aggregate Number of Notes Charged Off                              124

Total Available Funds                                   $11,421,322.81

Ending Pool Balance                                    $209,867,658.70
Ending Pool Factor                                           0.4190110

Servicing Fee                                              $183,146.45

Repayment of Servicer Advances                             $207,090.96

Reserve Account:
     Beginning Balance  (see Memo Item)                 $11,833,682.85
     Target Percentage                                           5.25%
     Target Balance                                     $11,018,052.08
     Minimum Balance                                    $10,017,287.40
     (Release) / Deposit                                  ($815,630.77)
     Ending Balance                                     $11,018,052.08

Current Weighted Average APR:                                   9.228%
Current Weighted Average Remaining Term (months):                31.32

Delinquencies                                            Dollars        Notes
     Installments:               1 - 30 days          $1,522,926.04     1,243
                                 31 - 60 days           $500,263.49       400
                                 60+  days              $194,503.07       123

     Total:                                           $2,217,692.60     1,258

     Balances:                   60+  days            $3,437,077.57       123

Memo Item - Reserve Account
     Prior Month                                     $11,538,226.33
+    Invest. Income                                      $54,276.55
+    Excess Serv.                                       $241,179.97
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,833,682.85

Exhibit 20.5
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of March 2000

                                                                     NOTES
                                                   TOTAL            CLASS A            CLASS B
                                             $500,864,370.04    $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                            96.50%              3.50%
     Coupon                                                               5.94%              6.10%

Beginning Pool Balance                       $219,775,739.55
Ending Pool Balance                          $209,867,658.70

Collected Principal                            $9,289,609.12
Collected Interest                             $1,716,018.60
Charge - Offs                                    $618,471.73
Liquidation Proceeds / Recoveries                $415,695.09
Servicing                                        $183,146.45
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service      $11,238,176.36

Beginning Balance                            $219,775,739.55    $212,083,471.57      $7,692,267.98

Interest Due                                   $1,088,915.54      $1,049,813.18         $39,102.36
Interest Paid                                  $1,088,915.54      $1,049,813.18         $39,102.36
Principal Due                                  $9,908,080.85      $9,561,298.02        $346,782.83
Principal Paid                                 $9,908,080.85      $9,561,298.02        $346,782.83

Ending Balance                               $209,867,658.70    $202,522,173.55      $7,345,485.15
Note / Certificate Pool Factor                                           0.4190             0.4190
   (Ending Balance / Original Pool Amount)
Total Distributions                           $10,996,996.39     $10,611,111.20        $385,885.19

Interest Shortfall                                     $0.00              $0.00              $0.00
Principal Shortfall                                    $0.00              $0.00              $0.00
     Total Shortfall                                   $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                 $241,179.97
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                $11,833,682.85
(Release) / Draw                                ($815,630.77)
Ending Reserve Acct Balance                   $11,018,052.08

Exhibit 20.5
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of March 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  5                     4                      3                      2                   1
                               Nov-99                Dec-99                 Jan-00                  Feb-00              Mar-00
Beginning Pool Balance     $259,151,164.71      $247,643,719.91        $238,277,336.75        $228,135,837.11     $219,775,739.55

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $339,586.98          $333,991.33            $294,938.02            $607,326.27         $618,471.73
    Recoveries                 $388,832.71          $333,297.68            $492,593.86            $444,337.03         $415,695.09

Total Charged Off (Months 5, 4, 3)                  $968,516.33
Total Recoveries (Months 3, 2, 1)                 $1,352,625.98
Net Loss / (Recoveries) for 3 Mos                  ($384,109.65)(a)

Total Balance (Months 5, 4, 3)                  $745,072,221.37 (b)

Loss Ratio Annualized  [(a/b) * (12)]                 -0.61864%

Trigger:  Is Ratio > 1.5%                                    No
                                                                            Jan-00                  Feb-00              Mar-00

B)   Delinquency Trigger:                                                $3,160,310.55          $5,089,027.64       $3,437,077.57
     Balance delinquency 60+ days                                             1.32632%               2.23070%            1.56390%
     As % of Beginning Pool Balance                                           1.15193%               1.62943%            1.70697%
     Three Month Average

Trigger:  Is Average > 2.0%                                  No

C)   Noteholders Percent Trigger:                      2.19981%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                  No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer